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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
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/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
The Cobalt Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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THE COBALT GROUP, INC.

NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

MAY 22, 2001

Dear Shareholder:

    The Annual Meeting of Shareholders of The Cobalt Group, Inc. ("Cobalt" or the "Company") will be held at the Company's offices located at 2200 First Avenue South in Seattle, Washington on May 22, 2001, at 9:00 a.m. for the following purposes:

  1.
  To elect two Class 1 directors to serve for a three year term and until their respective successors are duly elected.

  2.
  To approve the 2000 Stock Incentive Plan.

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001.

  4.
  To conduct any other business that may properly come before the meeting.

    If you were a shareholder of record on April 6, 2001, you will be entitled to vote on these matters. A list of shareholders as of the record date will be available for shareholder inspection at the headquarters of the Company, 2200 First Avenue South, Seattle, Washington during ordinary business hours from May 11, 2001 to the date of the Annual Meeting. The list also will be available for inspection at the Annual Meeting.

    Regardless of the number of shares you own, your vote is important. Whether or not you expect to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please complete, sign, date, and promptly return the enclosed proxy in the self-addressed envelope that we have included for your convenience. No postage is necessary if the proxy is mailed in the United States. Submitting your proxy before the meeting will not prevent you from voting in person at the meeting, should you decide to attend, will ensure the presence of a quorum at the meeting, and will save the Company the expense of additional proxy solicitations.

    We look forward to seeing you. Thank you for your ongoing support of and interest in The Cobalt Group, Inc.

                      Sincerely,

                      Lee J. Brunz
                       Vice President, General Counsel & Secretary

April 27, 2001
Seattle, Washington

THE COBALT GROUP, INC.

Proxy Statement for Annual Meeting of
Shareholders
To Be Held May 22, 2001

TABLE OF CONTENTS

Information About the Annual Meeting and Voting
Security Ownership of Certain Beneficial Owners and Management
Proposal One: Election of Class 1 Directors
Proposal Two: Approval of The Cobalt Group, Inc. 2000 Stock Incentive Plan
Proposal Three: Ratification of Independent Accountants
Report of the Audit Committee of the Board of Directors
Executive Compensation
Report of the Compensation Committee of the Board of Directors
Certain Relationships and Related Transactions
Stock Performance Graph
Section 16(a) Beneficial Ownership Compliance
Other Business
Information About Shareholder Proposals
Other Matters
Appendix A: Audit Committee Charter

YOUR VOTE IS IMPORTANT

    Whether or not you expect to attend the Annual Meeting in person, we urge you to sign, date, and return the enclosed proxy card at your earliest convenience. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose.

THE COBALT GROUP, INC.
2200 FIRST AVENUE SOUTH
SEATTLE, WASHINGTON 98134

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS
MAY 22, 2001

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this Proxy Statement?

    We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of The Cobalt Group, Inc. ("Cobalt" or the "Company") is soliciting your proxy to vote at the 2001 Annual Meeting of Shareholders.

    This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign and return the enclosed proxy card.

    On April 6, 2001, our "record date" for determining shareholders entitled to vote at the Annual Meeting, there were 20,309,969 shares of our common stock outstanding. If you owned shares of our common stock at the close of business on the record date, you are entitled to vote the shares that you owned as of that date. We mailed this Proxy Statement to all shareholders entitled to vote their shares at the Annual Meeting on or about April 27, 2001.

How many votes do I have?

    You have one vote for each share of Cobalt common stock that you owned on the record date. The proxy card will indicate the number of shares.

How do I vote by proxy?

    If you properly cast your vote by executing and returning the enclosed proxy card, and your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions by your "proxy" (one of the individuals named on your proxy card). If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

  •
  "FOR" electing two nominees for director.

  •
  "FOR" approving the 2000 Stock Incentive Plan.

  •
  "FOR" ratifying PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001.

    If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

May I revoke my proxy?

    Yes. You may change your mind after you send in your proxy card by following these procedures. To revoke your proxy:

  1.
  Send in another signed proxy with a later date;

  2.
  Send a letter revoking your proxy to The Cobalt Group, Inc.'s Secretary at the Company's offices in Seattle, Washington; or

  3.
  Attend the Annual Meeting and vote in person.

    Attending the Annual Meeting will not automatically revoke your proxy.

What is the quorum requirement for the Annual Meeting?

    The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner or (2) the broker lacks discretionary voting power to vote such shares.

How do I vote in person?

    If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from that broker, bank or nominee. The account statement or letter must show that you were the direct or indirect (beneficial) owner of the shares on April 6, 2001, the record date for voting.

What vote is required to approve each proposal?

    The two nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you indicate "withhold authority to vote" for a nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

    A majority of the shares of Cobalt common stock voting at the Annual Meeting is required to approve the 2000 Stock Incentive Plan. So, if you do not vote, or abstain from voting, it will have no effect on this vote.

    A majority of the shares of Cobalt common stock voting at the Annual Meeting is required to ratify PricewaterhouseCoopers LLP as our accountants for fiscal year 2001. So, if you do not vote, or if you abstain from voting, it will have no effect on this vote.

Can my shares be voted if I don't return my proxy card and I don't attend the Annual Meeting?

    Under the rules of the National Association of Securities Dealers, if your broker holds your shares in its "street" name, the broker may vote your shares on routine matters even if it does not receive instructions from you. If your broker does not have discretion to vote your shares held in street name on a particular proposal and you don't give your broker instructions on how to vote your shares, the votes will be "broker non-votes." Abstentions and broker non-votes will have no effect on the election of directors, the approval of the 2000 Stock Incentive Plan or the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001.

What are the costs of soliciting these proxies?

    Cobalt will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our officers and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows as of March 14, 2001, to the best of the Company's knowledge, the number of shares of Cobalt common stock beneficially owned by all persons we know to be beneficial owners of at least 5% of Cobalt's common stock, Cobalt's directors, the executive officers named in the Summary Compensation Table on page 13 of this Proxy Statement (the "Named Executive Officers") and all current directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares(1)	Percentage of Common Stock
Warburg, Pincus Equity Partners, L.P.(2) 466 Lexington Avenue New York, NY 10017	9,793,458	47%
Entities affiliated with First Analysis Corporation(3) The Sears Tower, Suite 9500 233 South Wacker Drive Chicago, IL 60606	1,781,759	9%
General Electric Capital Assurance Company(4) 601 Union Street, Suite 1400 Seattle, WA 98101	1,113,065	5%
Joseph P. Landy(2)(5)	9,808,458	47%
Mark T. Koulogeorge(3)(6)	1,948,333	10%
John W.P. Holt(7)	715,881	4%
Geoffrey T. Barker(8)	560,684	3%
Howard A. Tullman(9)	54,083	*
Ernest H. Pomerantz(10)	45,000	*
J.D. Power, III(11)	13,000	*
Rajan Krishnamurty(12)	70,148	*
David S. Snyder(13)	73,750	*
Terrence E. Smail(14)	35,000	*
Michael D. Bell(15)	18,916	*
All directors and executive officers as a group (12 people)(16)	13,397,631	63%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or convertible or may be exercised or converted within sixty days are deemed to be outstanding and to be beneficially owned by the person holding these options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of the person or entity holding these securities, but are not outstanding for the purpose of computing the percentage ownership of any other person or entity. Percentage of beneficial ownership is based on 20,303,137 shares of common stock outstanding as of March 14, 2001.

(2)
The sole general partner of Warburg, Pincus Equity Partners, L.P. ("WPEP"), is Warburg, Pincus & Co. E.M. Warburg, Pincus & Co., LLC ("EMWP") manages WPEP. Mr. Landy is an Executive Managing Director and member of EMWP and may be deemed to control WPEP. Includes 416,390 shares WPEP has the right to acquire pursuant to warrants exercisable within 60 days of April 30, 2001. Mr. Landy disclaims beneficial ownership of such shares.

(3)
Includes 507,580 shares held by The Productivity Fund III, L.P., 697,924 shares held by Environmental Private Equity Fund II, L.P. and 437,458 shares held by Riverside Partnership. Also includes 138,797 shares First Analysis Corporation has the right to acquire pursuant to warrants exercisable within 60 days of April 30, 2001. Mr. Koulogeorge is a member of the limited liability company that is the general partner of The Productivity Fund III, L.P. and an executive officer of First Analysis Corporation, a general partner of the limited partnership that controls Environmental Private Equity Fund II, L.P. Accordingly, Mr. Koulogeorge may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by The Productivity Fund III, L.P., Environmental Private Equity Fund II, L.P. and Riverside Partnership. Mr. Koulogeorge disclaims beneficial ownership of such shares.

(4)
Includes 258,520 shares held by General Electric Capital Auto Financial Services Corporation ("GEAFS") and 400,000 shares GEAFS has the right to acquire pursuant to warrants exercisable within 60 days of April 30, 2001.

(5)
Includes 15,000 shares Mr. Landy has the right to acquire pursuant to options exercisable within 60 days of April 30, 2001.

(6)
Includes 10,000 shares Mr. Koulogeorge has the right to acquire pursuant to options exercisable within 60 days of April 30, 2001.

(7)
Includes 143,749 shares Mr. Holt has the right to acquire pursuant to options exercisable within 60 days of April 30, 2001.

(8)
Includes 40,000 shares held in trust for Mr. Barker's heirs and 133,192 shares Mr. Barker has the right to acquire pursuant to options exercisable within 60 days of April 30, 2001.

(9)
Includes 2,000 shares held in trust for Mr. Tullman's heirs and 18,083 shares Mr. Tullman has the right to acquire pursuant to options exercisable within 60 days of April 30, 2001.

(10)
Includes 15,000 shares Mr. Pomerantz has the right to acquire pursuant to options exercisable within 60 days of April 30, 2001.

(11)
Includes 12,000 shares Mr. Power has the right to acquire pursuant to options exercisable within 60 days of April 30, 2001.

(12)
Includes 67,707 shares Mr. Krishnamurty has the right to acquire pursuant to options exercisable within 60 days of April 30, 2001.

(13)
Includes 66,250 shares Mr. Snyder has the right to acquire pursuant to options exercisable within 60 days of April 30, 2001.

(14)
Includes 35,000 shares Mr. Smail has the right to acquire pursuant to options exercisable within 60 days of April 30, 2001.

(15)
Includes 11,666 shares Mr. Bell has the right to acquire pursuant to options exercisable within 60 days of April 30, 2001.

(16)
Includes an aggregate of 535,875 shares that directors and officers as a group have a right to acquire pursuant to options exercisable and 555,187 shares that affiliates of the directors have a right to acquire pursuant to warrants exercisable within 60 days of April 30, 2001.

PROPOSAL ONE
ELECTION OF CLASS 1 DIRECTORS

    Our Board of Directors currently is made up of seven members divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Those directors who are Class 1 directors will be elected at the 2001 Annual Meeting. Class 2 directors will be elected in 2002 and Class 3 directors will be elected in 2003.

    The Board of Directors has nominated John W.P. Holt and Mark T. Koulogeorge for election as Class 1 directors. The two nominees receiving the highest number of affirmative votes entitled to be cast will be elected as directors. Proxies may not vote for a greater number of persons than the number of nominees named.

The Board of Directors recommends that the shareholders vote "FOR" the nominees listed below.

    Set forth below is the name, age, principal occupation and recent employment history of each of the nominees for director of the Company and each of the Company's incumbent directors.

Nominees for Class 1 Director with a Term Expiring in 2004

    John W.P. Holt, age 44. Mr. Holt has served as a director of the Company since 1995. Mr. Holt co-founded Cobalt in March 1995. He has served as its President and Chief Executive Officer since January 2000 and as a Director since inception. From the Company's inception to January 2000, Mr. Holt served as Co-Chief Executive Officer. From March 1994 to February 1995, Mr. Holt was Director of Affiliate Label Publishing for IVI Publishing, Inc. where he developed and directed IVI's affiliate label publishing program. From 1989 to 1993, Mr. Holt served as Vice President of Growth and Development at Oceantrawl Inc., a seafood processing company.

    Mark T. Koulogeorge, age 37. Mr Koulogeorge has served as a director of the Company since 1997. Mr. Koulogeorge has served as a Managing Director of First Analysis Corporation, a venture capital investment firm where he leads the firm's software and e-business services investment practice, since 1994. From 1991 through 1994, Mr. Koulogeorge was Vice President of Eagle Industries, Inc., a diversified manufacturer.

Incumbent Class 2 Directors with a Term Expiring in 2002

    Geoffrey T. Barker, age 39. Mr. Barker has served as a director of the Company since 1995. Mr. Barker co-founded Cobalt in March 1995 and served as its Co-Chief Executive Officer from March 1995 until January 2000. Mr. Barker is currently Chairman and Chief Executive Officer of Vigilos, Inc., a provider of enterprise security integration software. From March 1994 to February 1995, Mr. Barker was Vice President of New Business at IVI Publishing, Inc. From 1989 to 1994, Mr. Barker was a Vice President at Piper Jaffray, Inc.

    J.D. Power, III, age 69. Mr. Power has served as a director of the Company since 1999. Mr. Power founded J.D. Power and Associates, a marketing information company. Mr. Power has served as Chief Executive Officer since J.D. Power's inception in 1968, and as Chairman of the Board since 1996.

    Ernest H. Pomerantz, age 59. Mr. Pomerantz has served as a director of the Company since 1998. Mr. Pomerantz is currently a Senior Managing Director of Mesa Partners, LLC, a venture capital and advisory services firm. Prior to joining Mesa Partners, Mr. Pomerantz served with E.M. Warburg,

Pincus & Co., LLC, a private equity investment firm. From 1982 through August 2000, Mr. Pomerantz was a Managing Director and then Senior Advisor of E.M. Warburg, Pincus & Co., LLC.

Incumbent Class 3 Directors with a Term Expiring in 2003

    Joseph P. Landy, age 39. Mr. Landy has served as a director of the Company since 1998. Since 1985, Mr. Landy has served with E.M. Warburg, Pincus & Co., LLC, a private equity investment firm, where he was appointed as an Executive Managing Director in 2000. Throughout his career at E.M. Warburg, Pincus & Co., LLC, Mr. Landy has focused primarily on investments in information technology, the Internet and communications. Mr. Landy also serves as a director of Indus International, Inc., SynQuest, Inc. and several privately held companies.

    Howard A. Tullman, age 55. Mr. Tullman has served as a director of the Company since 1997. Mr. Tullman is Chief Executive Officer and a director of Worldwide Xceed Group, Inc., a strategic consultancy, where he has served since September 2000. Since March 2000, Mr. Tullman has been the General Manager of Chicago High Tech Investors I, LLC, an Internet-oriented investment fund. From September 1996 until February 2000, Mr. Tullman served as the Chief Executive Officer of Tunes.com, Inc. and its predecessors. From October 1993 until October 1996, Mr. Tullman was the President and Chief Executive Officer of Imagination Pilots, Inc. Mr. Tullman also serves as a director of Emusic.com Inc. and The Princeton Review.

Board and Committee Meetings

    The Board met 11 times during 2000. Each of the directors attended at least 75% of the meetings of the Board and committees on which they serve. The Board also approved certain actions by unanimous written consent. The Board has an Audit Committee and a Compensation Committee. There is no standing nominating or other committee that recommends qualified candidates to the Board for election as directors. The entire Board performs these duties.

    The Audit Committee reviews our accounting practices, internal accounting controls, and interim and annual financial results, and oversees the engagement and independence of the Company's independent accountants. The Company's Audit Committee Charter is attached as Appendix A to this Proxy Statement. The members of the Audit Committee are all independent directors. Messrs. Koulogeorge, Pomerantz and Tullman currently serve on the Audit Committee, with Mr. Pomerantz serving as Chairman. The Audit Committee met four times during 2000 and its report is set forth on page 11.

    The Compensation Committee makes recommendations to the Board regarding salaries, incentives, and other forms of compensation for our directors, officers, and other key employees, and administers policies relating to compensation and benefits. The members of the Compensation Committee are all outside, non-employee directors. Messrs. Landy and Tullman currently serve as members of the Compensation Committee, with Mr. Tullman serving as Chairman. The Compensation Committee met twice during 2000 and its report is set forth on page 15.

Director Compensation

    Directors do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for travel expenses incurred in connection with attendance at Board and committee meetings. Our bylaws authorize the Board of Directors to fix director compensation, and we may compensate non-employee directors in the future for their attendance at Board and committee meetings. Non-employee directors receive an initial grant of nonstatutory options to acquire 12,000 shares of common stock vesting at a rate of 1,000 shares per month. Thereafter, non-employee directors receive additional grants of 2,000 options on the anniversary date of commencement of Board service. As Chairman of the Board of Directors, Howard A. Tullman received an additional 10,000 share option grant on March 2, 2000 which was fully vested as of December 31, 2000.

PROPOSAL TWO
APPROVAL OF THE COBALT GROUP, INC. 2000 STOCK INCENTIVE PLAN

    Due to the limited number of shares available under the Company's 1995 Stock Option Plan for grant to existing employees of the Company, the Board of Directors adopted the 2000 Stock Incentive Plan (the "2000 Plan") on October 25, 2000, subject to shareholder approval. The purpose of the 2000 Stock Incentive Plan is to enable Cobalt to offer certain present and future employees stock-based incentives in the Company, thereby giving them a stake in Cobalt's growth and prosperity and encouraging their continued service to Cobalt. The Board of Directors believes that it is in the best interests of the Company and the shareholders to approve the 2000 Stock Incentive Plan, including the reservation of 1,500,000 shares of the Company's common stock for issuance thereunder, so that the Company may continue to attract and retain the services of qualified employees by providing employees an opportunity to participate in the appreciation and value of the Company's common stock.

The Board of Directors recommends that the shareholders vote "FOR" approval of the 2000 Stock Incentive Plan.

    The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve Proposal Two.

Summary of the 2000 Plan

    The principal provisions of the 2000 Plan are summarized below. The summary is qualified in its entirety by reference to the 2000 Plan.

Description of Awards

    The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"), nonstatutory stock options, stock bonuses, restricted stock awards and performance-based awards (collectively "Awards").

    Incentive Stock Options and Nonstatutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and are subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company or any of its subsidiaries). Options intended to qualify as incentive stock options may not be granted for a term in excess of ten years (or five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company or any of its subsidiaries). The 2000 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of common stock or by delivery to the Company of a promissory note.

    Stock Bonuses.  Stock bonuses consist of shares of common stock awarded under the Plan. Stock bonuses may be subject to any terms and conditions set by the Board of Directors, and may include restrictions concerning transferability, forfeiture of the shares awarded, payment of withholding taxes and any other terms imposed by the Board of Directors.

    Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

    Performance-Based Awards.  The Board of Directors may grant Awards of common stock or Awards valued in whole or in part by reference to common stock with such terms and conditions as the Board of Directors may deem appropriate. Performance-based Awards are tied to written performance objectives and other terms required to qualify as performance-based compensation under Section 162(m) of the Code.

Eligibility to Receive Awards

    Officers, directors, employees, consultants and advisors of the Company, any of the Company's present or future parent or subsidiary corporations (as defined in Sections 424(e) or (f) of the Code) are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its present and future parent and subsidiary corporations (as defined in Sections 424(e) or (f) of the Code). The maximum number of shares with respect to which Awards may be granted to any participant under the 2000 Plan may not exceed 500,000 shares per calendar year, subject to approval and proportionate adjustments in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar transaction.

    As of March 14, 2001, the Company had approximately 574 employees and five non-employee directors, all of whom were eligible to participate in the 2000 Plan. Set forth below is a summary, as of March 14, 2001, of Awards granted pursuant to the 2000 Plan to the Named Executive Officers and the value of the common stock underlying such Awards.

NEW PLAN BENEFITS
2000 Stock Incentive Plan

Name and Position	Shares Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($/share)
John W.P. Holt President, Chief Executive Officer & Director	200,000	$2.56
Rajan Krishnamurty Executive Vice President & Chief Technology Officer	80,000	$2.56
Terrence E. Smail Executive Vice President, Sales and Account Services	80,000	$2.56
David S. Snyder Executive Vice President & Chief Financial Officer	120,000	$2.56
Michael D. Bell Vice President & General Manager, PartsVoice	25,000	$2.56
Named Executive Officers as a Group	545,000	$2.56
Non-Executive Directors as a Group	—	—
All Employees as a Group	1,459,351	$2.69

    On March 14, 2001, the last reported sale price of the Company's common stock on the Nasdaq Stock Market was $2.72. All Awards granted under the 2000 Plan consist of either incentive stock options or nonstatutory stock options. All Awards granted are subject to shareholder approval of the 2000 Plan.

2000 Plan Administration

    The 2000 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board of Directors may delegate authority under the 2000 Plan to one or more committees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to eligible employees. Subject to any applicable limitations contained in the 2000 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of common stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price. If the Company undertakes any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction, appropriate and proportionate adjustments shall be made to (a) the number and class of securities reserved for issuance under the plan, (b) the number, kind and exercise price of the securities underlying options outstanding at the time of such occurrence, and (c) the repurchase price of each outstanding restricted stock award.

    Except as otherwise provided in the applicable option agreement, all options granted under the 2000 Plan are not transferable other than by will or the laws of descent and distribution.

    In the event of a merger or other acquisition event, the Board of Directors, may, in its discretion, provide for outstanding options (i) to be assumed or substituted for, by the acquiring or succeeding corporation, or (ii) to become exercisable in full or in part prior to the acquisition event and terminate immediately prior to the consummation of such acquisition event.

    If any Award expires or is terminated, surrendered, canceled, forfeited or repurchased, the unused shares of common stock covered by such Award will again be available for grant under the 2000 Plan.

Amendment or Termination

    The 2000 Plan continues in effect until all shares available for issuance have been issued and all restrictions have lapsed. The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that after the date of such amendment no Award intended to comply with Section 162(m) of the Code shall become exercisable, realizable or vested unless and until such amendment shall have been approved by the Company's shareholders if necessary under Section 162(m).

Federal Income Tax Consequences

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to stock options granted under the 2000 Plan and with respect to the sale of common stock acquired under the 2000 Plan.

    The grant of an option under the 2000 Plan will have no tax consequences to the Company. The exercise of an incentive stock option and the exercise of a nonstatutory stock option will generally not cause any adverse tax consequences to the Company. The Company may, however, be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition (as defined below). Any such deduction will be subject to the "excessive employee remuneration" limitations of Section 162(m) of the Code. In addition, the Company may have employment tax and employment tax withholding obligations for this compensation income.

    Incentive Stock Options.  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. The capital gain portion will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

    If a participant sells ISO Stock for less than the exercise price, then the participant will generally recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

    Nonstatutory Stock Options.  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

    The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the shares purchased under the 2000 Plan. It does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which the optionee may reside.

PROPOSAL THREE
RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001, and has further directed that the selection of such independent accountants be submitted for ratification by the shareholders at the Annual Meeting. The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with us other than the usual relationship that exists between independent accountants and clients. Fees billed to the Company by PricewaterhouseCoopers LLP during the year ended December 31, 2000 for the last annual audit were approximately $100,000. All other fees billed to the Company by PricewaterhouseCoopers LLP during 2000 were approximately $50,000, including audit related services of approximately $10,000 and non-audit related services of approximately $40,000.

    PricewaterhouseCoopers LLP will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2001.

    Our bylaws do not require that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent accountants. We are seeking shareholder ratification because we believe it is a matter of good corporate practice. In the event that the votes cast in favor of ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants do not exceed the votes cast against such action, the selection of other independent accountants will be considered by the Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Cobalt's accounting functions and internal controls. It oversees the Company's financial reporting process on behalf of its Board of Directors, reviews its financial disclosures, discusses the Company's financial disclosures with management, and meets privately, outside the presence of management, with the Company's independent accountants to discuss our internal accounting control policies and procedures. The Audit Committee reports on these meetings to the Board of Directors. The Audit Committee also considers and recommends the selection of independent accountants, reviews the performance of the independent accountants in the annual audit and in assignments unrelated to the audit, and reviews the independent accountants' fees. The Audit Committee operates under a written charter adopted by the Board of Directors that is attached as Appendix A to this Proxy Statement.

    The Audit Committee is composed of three non-employee directors, each of whom is an "independent director" under the rules of the Nasdaq Stock Market governing the qualifications of the members of audit committees.

    The Audit Committee held four meetings during the fiscal year ended December 31, 2000. The meetings were designed to facilitate and encourage private communication between the members of the Audit Committee, management, and the Company's independent public accountants, PricewaterhouseCoopers LLP.

    The Audit Committee has reviewed and discussed the audited financial statements with the Company's management. The Audit Committee has also reviewed with the independent accountants,

who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principals and such other matters as are required to be discussed with the Committee under generally accepted accounting standards. In addition, the Audit Committee has discussed with the independent accountants the matters required by Statement of Accounting Standards No. 61. Further, the Audit Committee has discussed with the independent accountants their independence from Cobalt and its management, including the matters in the written disclosures the Company received from the accountants as required by Independence Standards Board No. 1 "Independence Discussions with Audit Committees," and considered the compatibility of non-audit services with the accountants' independence.

    Based on its review and the discussions described herein, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in its Charter, the Audit Committee recommended to the Board of Directors that Cobalt's audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2000. The Audit Committee and the Board of Directors also have recommended, subject to ratification by the shareholders, the selection of PricewaterhouseCoopers LLP as our independent accountants for fiscal 2001.

    The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of Cobalt's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers LLP is in fact "independent."

                        Members of the Audit Committee
                        Ernest H. Pomerantz, Chairman
                        Mark T. Koulogeorge
                        Howard A. Tullman

EXECUTIVE COMPENSATION

Summary of Compensation

    Executive officers are elected by our Board of Directors and hold office until their respective successors are elected and duly qualified. The following table shows, as to (i) the Chief Executive Officer and (ii) each of the four other most highly compensated executive officers who were serving as such on December 31, 2000 and whose total compensation exceeded $100,000 in fiscal 2000 (the "Named Executive Officers"), information concerning all reportable compensation awarded to, earned by or paid to each for services to Cobalt in all capacities during 2000, as well as such compensation for each such individual for our previous two fiscal years (if such person was an executive officer during any portion of such previous fiscal year).

SUMMARY COMPENSATION TABLE

				Long-term Compensation
		Annual Compensation
	Fiscal Year Ending			Securities Underlying Options
Name and Principle Positions		Salary	Bonus
John W.P. Holt President & Chief Executive Officer	2000 1999 1998	216,667 145,833 127,083	25,000 10,000	250,000 100,000
Rajan Krishnamurty Chief Technology Officer & Executive Vice President	2000 1999	186,667 135,000	20,000 42,057	105,000 100,000
David S. Snyder Chief Financial Officer & Executive Vice President	2000	132,564	50,000	270,000
Terrence E. Smail Executive Vice President, Sales and Account Services	2000	115,898	130,000	200,000
Michael D. Bell Vice President & General Manager, PartsVoice	2000	84,776	80,000	65,000

Option Grants in Fiscal 2000

    The following table provides information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended December 31, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2000
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
			Exercise Price ($/Sh)		Expiration Date(1)
Name						5%		10%
John W.P. Holt	50,000 200,000	1.6% 6.3%	$ $	10.50 2.56	April 26, 2010 October 26, 2010	$ $	330,170 322,308	$ $	836,715 816,793
Rajan Krishnamurty	25,000 80,000	0.8% 2.5%	$ $	10.50 2.56	April 26, 2010 October 26, 2010	$ $	165,085 128,923	$ $	418,357 326,717
David S. Snyder	150,000 120,000	4.7% 3.8%	$ $	10.50 2.56	April 26, 2010 October 26, 2010	$ $	990,509 193,385	$ $	2,510,144 490,076
Terrence E. Smail	120,000 80,000	3.8% 2.5%	$ $	10.50 2.56	April 26, 2010 October 26, 2010	$ $	792,407 128,923	$ $	2,008,115 326,717
Michael D. Bell	40,000 25,000	1.3% 0.8%	$ $	10.50 2.56	April 26, 2010 October 26, 2010	$ $	264,136 40,289	$ $	669,372 102,099

(1)
The options with expiration dates of April 26, 2010 become 25% vested in the 13th month after the option grant date, with monthly vesting of the remaining 75% in 36 equal increments, and expire ten years from the date of the grant or earlier upon termination of employment. The options with expiration dates of October 26, 2010 become 60% vested in the 25th month after the option grant date, with the remaining 40% vesting in four equal increments at each 6th month following.

2000 Aggregated Option Exercises and Values as of Fiscal Year-End

    The following table provides information regarding the aggregate number of options exercised during fiscal 2000 by each of the Named Executive Officers and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2000
					Value of Unexercised In-the-Money Options at December 31, 1999
	Shares Acquired On Exercise
		Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John W.P. Holt	—	—	116,666	308,334	$76,875	—
Rajan Krishnamurty	—	—	47,916	157,084	—	—
David S. Snyder	—			270,000	—	—
Terrence E. Smail	—	—	—	200,000	—	—
Michael D. Bell	—	—	—	65,000	—	—

Employment and Change in Control Agreements

    In February 1997, the Company entered into a confidentiality and noncompetition agreement with Mr. Holt. This agreement provides that during and after the term of his employment, Mr. Holt will keep confidential all proprietary information of Cobalt and that any inventions, designs or otherwise copyrightable work produced by Mr. Holt during his employment shall be the exclusive property of Cobalt. In addition, Mr. Holt agreed that, for a period of three years following the termination of his employment, he would not participate in any business that sold competing services or products to clients that had purchased similar services or products from Cobalt within the preceding three years and would not solicit employees, customers or other business relations of the Company.

    In October 2000, the Company entered into an agreement with Mr. Snyder that provides Mr. Snyder with certain benefits in the event of a change in control of the Company, if, following such change in control, Mr. Snyder does not continue to be employed under substantially the same terms as those under which he is currently employed. Under the terms of the agreement, Mr. Snyder is entitled to receive accelerated vesting of between 50% and 100% of his stock options following a change of control. In addition, if the value of Cobalt common stock in the change of control transaction does not equal or exceed $15 per share, and Mr. Snyder does not continue to be employed under substantially the same terms as those under which he is currently employed, he will be entitled to a cash severance payment equal to one-half of his then-current base salary.

Certain Tax Considerations Related to Executive Compensation

    As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, in the event that compensation paid by the Company to a "covered employee" (the Chief Executive Officer and the next four highest paid employees) in a year were to exceed an aggregate of $1,000,000, the Company's deduction for such compensation could be limited to $1,000,000.

Compensation Committee Interlocks and Insider Participation

    None of the members of the Compensation Committee was an officer or employee of the Company during 2000, nor was any member a former officer of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION FOR 2000

Executive Compensation Philosophy

    The Compensation Committee of the Board of Directors comprises two outside directors. The Compensation Committee is responsible for evaluating compensation levels and compensation programs for executives and for making recommendations to the Board regarding appropriate compensation awards for executive management. The executive compensation program of the Company is designed to attract, retain and motivate executive officers capable of leading the Company to meet its business objectives, to enhance long-term shareholder value and to reward executive management based on contributions to both the short- and long-term success of the Company. The Compensation Committee's philosophy is for the Company to use compensation policies and programs that align the interests of executive management with those of the shareholders and to provide compensation programs that incentivize and reward both the short- and long-term performance of the executive officers based on the success of the Company in meeting its business objectives.

Executive Compensation Components

    Base Salary.  Recommendations for base salaries for executive officers are made at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers based on the stage of development of the Company and the market practices of other companies. A change in base salary of an executive officer is based on an evaluation of the performance of the executive, prevailing market practices, and the performance of the Company as a whole. In determining recommended base salaries, the Compensation Committee not only considers the short-term performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership in the development of the Company.

    Incentive Bonus.  The Compensation Committee believes that in certain circumstances a portion of the total cash compensation for executive officers should be based on the Company's success in meeting its short-term performance objectives and contributions by the executive officers that enable the Company to meet its long-term objectives. This is particularly true of those executives that manage the Company's sales and account services functions, as well as the Company's business unit heads, and the Compensation Committee has structured the executive compensation program to reflect this philosophy. This approach creates a direct incentive for executive officers to achieve desired short-term corporate goals that also further the long-term objectives of the Company, and places a portion of the each executive officer's annual compensation at risk.

    Stock Options.  The Compensation Committee believes that equity participation is a key component of the Company's executive compensation program. Stock options are awarded by the Board of Directors to executive officers primarily based on potential contributions to the Company's growth and development and marketplace practices. These awards are designed to retain executive officers and to motivate them to enhance shareholder value by aligning the financial interests of executive officers with those of shareholders. Stock options provide an effective incentive for management to create shareholder value over the long term because the full benefits of the option grants cannot be realized unless an appreciation in the price of the Company's common stock occurs over a number of years.

Chief Executive Officer Compensation

    From the January 1, 2000 to May 1, 2000, John W.P. Holt, the Company's Chief Executive Officer, received a salary of $200,000 annually. In May 2000, Mr. Holt received an increase in annual salary to $225,000. During fiscal 2000, Mr. Holt received grants of options to purchase 250,000 shares of the

Company's common stock. Mr. Holt's annual salary and stock option grants were approved by the Board of Directors after considering several factors including the attainment of corporate revenue and operating results goals, the Company's progress in growing its client base and in new product development and the contribution of the Chief Executive Officer to the Company's strategic focus and market position. No set formula was used for this determination, and no particular function was weighted greater or lesser than the other.

                      Members of the Compensation Committee
                      Howard A. Tullman
                      Joseph P. Landy

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On June 26, 2000, the Company entered into a securities purchase agreement with private investors including Warburg, Pincus Equity Partners, L.P. and Riverside Partnership, an affiliate of First Analysis Corporation. Under the agreement Cobalt was granted an option to sell 2,187,289 shares of common stock to the investors at a per share price of $6.86 between September 14, 2000 and November 13, 2000. As consideration for the option, Cobalt issued to the investors warrants to purchase 693,983 shares at an exercise price of $6.86 per share. The warrants are fully vested and expire on June 26, 2005. On October 31, 2000, Cobalt exercised its option and sold 2,187,289 shares of common stock to the investors, raising a total of $15 million.

    On October 23, 2000, Cobalt entered into an agreement with J.D. Power and Associates, a company of which Mr. Power is Chairman and in which he owns a controlling interest, to jointly develop and market training materials and programs for automobile dealers and manufacturers. During fiscal year 2000, J.D. Power and Associates paid approximately $230,000 to Cobalt for various services performed pursuant to the agreement.

    On August 18, 2000, Cobalt entered into an agreement with General Electric Capital Auto Financial Services Corporation ("GE Capital"), an affiliate of General Electric Capital Assurance Company, to develop and operate MotorPlace Auto Exchange, an Internet-based wholesale automobile listing and purchasing system. In connection with the agreement, Cobalt purchased a software license from GE Capital in exchange for 258,520 shares of Cobalt's common stock valued at $4.81 per share, resulting in an aggregate purchase price of $1.2 million. Consideration for the agreement also included 400,000 warrants to purchase Cobalt common stock at an exercise price of $6.50 per share. The agreement between GE Capital and Cobalt provides that revenues and expenses relating to MotorPlace Auto Exchange will be shared between the parties. Since entering into the agreement, GE Capital has significantly curtailed its automobile leasing and remarketing operations and Cobalt and GE Captial have reached an agreement in principal to terminate the agreement effective in the first quarter of 2001.

    During fiscal year 2000, Cobalt purchased software licenses and services from Artesia Technologies, Inc., a company in which Warburg, Pincus & Co., an affiliate of Warburg Pincus Equity Partners, L.P., holds a beneficial interest. The Company currently expects to pay Artesia approximately $230,000 under the terms of the software licenses over the course of fiscal year 2001.

    In August 1996, Cobalt issued 120,000 shares of common stock to each of Mr. Barker and Mr. Holt at a purchase price of $0.60 per share. In satisfaction of the purchase price, Messrs. Barker and Holt each executed promissory notes to Cobalt due in August 2006 in the principal amount of $72,000. The promissory notes bear interest at a rate of 8% per annum. In March 1997, following the sale of Cobalt's Series A Preferred Stock at a per share price of $0.55, Cobalt issued additional shares of common stock to all shareholders who had previously purchased shares at a per share price greater than that paid by the Series A Preferred Stock investors. As a result, Mr. Barker and Mr. Holt each received 9,915 additional shares of common stock to implement this dilution protection. Each respective promissory note is secured by a pledge of the 129,915 shares of common stock issued to Messrs. Barker and Holt, respectively.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on an initial $100 investment in our common stock since August 5, 1999, the date our common stock began trading on the Nasdaq Stock Market, to two indices: the Nasdaq Stock Market Index and the Nasdaq Computer & Data Processing Services Stocks ("Nasdaq C&DPS"). The Nasdaq C&DPS includes all Nasdaq Stock Market-listed companies with a Standard Industrial Classification Code classification category of 737. The past performance of our common stock is not an indication of future performance. We cannot assure you that the price of our common stock will appreciate at any particular rate or at all in future years.

This graph is based on the closing price of our common stock on the Nasdaq Stock Market on the first day of trading of $8.3125. The initial price of our common stock in the initial public offering was $11.00.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors, executive officers and greater-than-10% shareholders file reports with the SEC relating to their initial beneficial ownership of Cobalt's securities and any subsequent changes. They must also provide us with copies of the reports. Based on copies of reports furnished to us, all of these reporting persons complied with their filing requirements for 2000, with the exception of Messrs. Snyder, Koulogeorge and Pomerantz and Ms. Julia Pizzi, the Company's Vice President of Human Resources. Each of the foregoing individuals failed to timely file one report disclosing one stock acquisition in the months of May, December, December and August respectively.

OTHER BUSINESS

    We know of no other matters to be voted on at the Annual Meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

    In order for a shareholder proposal to be considered for inclusion in our proxy statement for the year 2002 Annual Meeting, the written proposal must be received by us no later than December 29, 2001, which is 120 days prior to the anniversary of the date on which the Company first mailed its proxy materials for this year's Annual Meeting. Such proposals also must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is not included in our proxy statement for the 2002 Annual Meeting, it may be raised from the floor during the meeting if written notice of the proposal is received by the Company no later than December 29, 2001, or 120 days prior to the date on which the Company first mailed its proxy materials for this year's Annual Meeting. The proposal must also contain the information required in our bylaws for shareholder proposals.

    The Chairman of the Board of Directors may determine and declare that the business was not properly brought before the meeting in accordance with our bylaws.

OTHER MATTERS

    The Company's Annual Report for the fiscal year ended December 31, 2000 was first mailed to the shareholders of the Company with this Proxy Statement on or about April 27, 2001. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

    The sections of this Proxy Statement captioned "Report of the Audit Committee of the Board of Directors," "Report of the Compensation Committee of the Board of Directors on Executive Compensation for 2000," and "Stock Performance Graph," as well as the Audit Committee Charter attached as Appendix A, are not "soliciting material," are not deemed filed with the Securities and Exchange Commission, and will not be deemed incorporated by reference in any filing made by The Cobalt Group, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless specifically provided otherwise.

    A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission, excluding exhibits, may be obtained by shareholders without charge by written request to Lee J. Brunz, Secretary, The Cobalt Group, Inc., 2200 First Avenue South, Seattle, Washington, 98134 or may be accessed on the Internet at www.sec.gov. Our Annual Report on Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

                        By Order of the Board of Directors,

                        Lee J. Brunz
                         Vice President, General Counsel & Secretary

April 27, 2001
Seattle, Washington

APPENDIX A
The Cobalt Group, Inc.
Charter of the Audit Committee of the Board of Directors

Purpose

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls that management and the Board have established, and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

    The Audit Committee's primary responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  •
  Review and appraise the audit efforts of the Company's independent accountants.

  •
  Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities identified in this Charter.

Composition

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board or under the rules of any exchange on which the Company's securities are listed, would interfere with the exercise of independent judgment as a member of the Committee.

    For purposes of the Audit Committee, an "independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

  •
  a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

  •
  a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  •
  a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, and anyone who resides in such person's home;

  •
  a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

  •
  a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Committee shall have accounting or related financial management expertise, which may consist of past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Meetings

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least a representative of the Committee, should meet with the independent accountants and management quarterly to review the Company's financial results.

Responsibilities and Duties

    To fulfill its responsibilities and duties the Audit Committee shall:

Independent Accountants

  •
  Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

  •
  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  •
  Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

Review and Preparation of Documents and Reports

  •
  Review and update this Charter annually, or more frequently, as conditions dictate.

  •
  Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

  •
  Review with management and the independent accountants interim financial reports before prior to submission to any governmental body, or the public.

  •
  Review legal, tax and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

  •
  Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

  •
  Prepare such disclosures as may be required by law or the rules of any exchange on which the Company's securities are listed for inclusion in the Company's annual report or elsewhere.

Financial Reporting Processes

  •
  In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, system controls and security, both internal and external.

  •
  Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  •
  Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

  •
  Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  •
  Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  •
  Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

  •
  Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

  •
  Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

  •
  Consider and review with management and the independent accountants the advisability of appointing a director of internal auditing or other internal auditing function for the Company.

Authority

    The Audit Committee shall be empowered to carry out the responsibilities set forth in this Charter, and to perform such other functions as assigned by law, the Company's Articles of Incorporation or Bylaws, or the Board of Directors. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of duties and responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

APPENDIX B
THE COBALT GROUP, INC.
2000 STOCK INCENTIVE PLAN

    1.  Purpose.  The purpose of this 2000 Stock Incentive Plan (the "Plan") is to enable The Cobalt Group, Inc. (the "Company") to attract and retain the services of (i) selected employees, officers and directors of the Company or any parent or subsidiary of the Company and (ii) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of the Company or any parent or subsidiary of the Company (an "Employer").

    2.  Shares Subject to the Plan.  Subject to adjustment as provided below and in Section 10, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall be 1,500,000 shares. If an option or Performance-based Award granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option or Performance-based Award shall again be available under the Plan. If shares awarded as a bonus pursuant to Section 7 or sold pursuant to Section 8 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

    3.  Effective Date and Duration of Plan.

      3.1 Effective Date. The Plan shall become effective as of October 25, 2000. No Incentive Stock Option (as defined in Section 5 below) granted under the Plan shall become exercisable and no payments shall be made under a Performance-based Award, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present or by means of unanimous consent resolutions, and the exercise of any Incentive Stock Options granted under the Plan before approval shall be conditioned on and subject to that approval. Subject to this limitation, options and Performance-based Awards may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

      3.2 Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, Performance-based Awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any outstanding Performance-based Awards or any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

    4.  Administration.

      4.1 Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

      4.2 Committee. The Board of Directors may delegate to any committee of the Board of Directors (the"Committee") any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 11.

      4.3 Officers. The Board of Directors may delegate to any officer or officers of the Company authority to grant awards under the Plan, subject to any restrictions imposed by the Board of Directors.

    5.  Types of Awards, Eligibility, Limitations. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in Sections 6.1 and 6.2; (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in Sections 6.1 and 6.3; (iii) award stock bonuses as provided in Section 7; and (iv) sell shares subject to restrictions as provided in Section 8; and (v) award Performance-based Awards as provided in Section 9. Awards may be made to employees, including employees who are officers or directors, and to other individuals described in Section 1 selected by the Board of Directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options for more than an aggregate of 500,000 shares of Common Stock in the calendar year in which the employee is hired or 500,000 shares of Common Stock in any other calendar year.

    6.  Option Grants.

      6.1 General Rules Relating to Options.

       6.1-1 Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

       6.1-2 Exercise of Options. Except as provided in Section 6.1-4 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Sections 6.1-4 and 10, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors, provided that options may not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

       6.1-3 Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and (ii) during the optionee's lifetime, shall be exercisable only by the optionee.

       6.1-4 Termination of Employment or Service.

       6.1-4(a) General Rule. Unless otherwise determined by the Board of Directors, if an optionee's employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 6.1-4(b) and (c), his or her option may be exercised at any time before the expiration date of the option or the expiration of 90 days after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination.

       6.1-4(b) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, if an optionee's employment or service with the Company terminates because of total disability, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination. The term "total disability" means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the optionee to be unable to perform his or her duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

       6.1-4(c) Termination Because of Death. Unless otherwise determined by the Board of Directors, if an optionee dies while employed by or providing service to the Company, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

       6.1-4(d) Amendment of Exercise Period Applicable to Termination. The Board of Directors may at any time extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

       6.1-4(e) Failure to Exercise Option. To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.

       6.1-4(f) Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a dermination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

       6.1-5 Purchase of Shares.

       6.1-5(a) Notice of Exercise. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company's receipt of written notice from the optionee of the optionee's binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the optionee's intention to acquire the shares for investment and not with a view to distribution.

       6.1-5(b) Payment. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Unless otherwise determined by the Board of Directors, any Common Stock provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

       6.1-5(c) Tax Withholding. Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount, in cash or by check, to the Company on demand. If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

       6.1-5(d) Reduction of Reserved Shares. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option (less the number of any shares surrendered in payment for the exercise price or withheld to satisfy withholding requirements).

       6.1-6 Limitations on Grants to Non-Exempt Employees. Unless otherwise determined by the Board of Directors, if an employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the "FLSA"), any option granted to that employee shall be subject to the following restrictions: (i) the option price shall be at least 85 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted; and (ii) the option shall not be exercisable until at least six months after the date it is granted; provided, however, that this six-month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

      6.2 Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

       6.2-1 Limitation on Amount of Grants. If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee's exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

       6.2-2 Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

       6.2-3 Duration of Options. Subject to Sections 6.1-2, 6.1-4 and 6.2-2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

       6.2-4 Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6.2-2, the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be the closing price of the Common Stock last reported before the time the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

       6.2-5 Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

       6.2-6 Early Dispositions. If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.)

      6.3 Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Section 6.1 above:

       6.3-1 Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

       6.3-2 Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

    7.  Stock Bonuses.  The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

    8.  Restricted Stock.  The Board of Directors may issue shares under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Board of Directors. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser of the shares before the delivery of certificates representing the shares to the purchaser. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of

Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

    9.  Performance-based Awards.  The Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder ("Performance-based Awards"). Performance-based Awards shall be denominated at the time of grant either in Common Stock ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock ("Performance Shares"), or in cash or in any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:

      9.1 Award Period. The Board of Directors shall determine the period of time for which a Performance-based Award is made (the "Award Period").

      9.2 Performance Goals and Payment. The Board of Directors shall establish in writing objectives ("Performance Goals") that must be met by the Company or any subsidiary, division or other unit of the Company ("Business Unit") during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 9.4). The Board of Directors may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

      9.3 Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award.

      9.4 Maximum Awards. No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of

  500,000 shares of Common Stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds $1,000,000.

      9.5 Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

      9.6 Effect on Shares Available. The payment of a Performance-based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award, less the number of shares delivered or withheld to satisfy withholding obligations.

    10.  Changes in Capital Structure.

      10.1 Stock Splits, Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

      10.2 Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

      10.2-1 Outstanding options shall remain in effect in accordance with their terms.

      10.2-2 Outstanding options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

      10.2-3 The Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options, in part or in full, so that they are exercisable during that period.

      10.3 Dissolution of the Company. In the event of the dissolution of the Company, options shall be treated in accordance with Section 10.2-3.

      10.4 Rights Issued by Another Corporation. The Board of Directors may also grant options and stock bonuses and Performance-based Awards and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock bonuses, Performance-based Awards and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

    11.  Amendment of the Plan.  The Board of Directors may at any time modify or amend the Plan in any respect. Except as provided in Section 10, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

    12.  Approvals.  The Company's obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws.

    13.  Employment and Service Rights.  Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer's right to terminate the employee's employment at will at any time, for any reason, with or without cause, or to decrease the employee's compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

    14.  Rights as a Shareholder.  The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

    Adopted: October 25, 2000

THE COBALT GROUP, INC.
PROXY
For Annual Meeting of the shareholders of the Cobalt Group, Inc.
This proxy is solicited on behalf of the Board of Directors

    The undersigned hereby appoints JOHN W.P. HOLT, DAVID S. SNYDER and LEE J. BRUNZ, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of The Cobalt Group, Inc. (the "Company") to be held at the Company's executive offices, 2200 First Avenue South, Seattle, Washington on May 22, 2001 at 9:00 a.m., and at any adjournments thereof.

(Continued and to be signed on the reverse side)

- FOLD AND DETACH HERE -

Please mark your votes as indicated:	/X/

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL VOTE FOR ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3, AND IN THE PROXY'S DISCRETION AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

FOR ALL NOMINEES (except for those that you list in the space below) / /	WITHHOLD AUTHORITY to vote for all nominees / /
1.	Election of John W.P. Holt and Mark T. Koulogeorge as Class 1 directors to serve for a three year term.

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the Company's 2000 Stock Incentive Plan.	/ /	/ /	/ /
3.	Proposal to ratify PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.	/ /	/ /	/ /
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature(s)	Date:	, 2001

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

- FOLD AND DETACH HERE -